Exhibit 10.17

                                    AMENDMENT
                                       to
                       EMPLOYMENT AGREEMENT ("AGREEMENT")
                                     between
                TRIAD GUARANTY INSURANCE CORPORATION ("COMPANY")
                                       and
                         DARRYL W. THOMPSON ("EMPLOYEE")
                                      dated
                                OCTOBER 20, 1993



     WHEREAS, Company and Employee are currently parties to the Agreement; and

     WHEREAS, the parties desire to address changes in the treatment of bonus or incentive compensation under the Agreement in view of the significant changes in the Company's bonus programs since execution of the Agreement; and

     WHEREAS, the parties desire to memorialize their understandings with respect to these changes by amending the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. The last paragraph of Section 7(c)(i) is amended by deleting the last sentence of the paragraph in its entirety.

     2. Section 7(c)(ii) of the Agreement is deleted in its entirety and the following is substituted therefor:

               "(ii)Notwithstanding  anything  contained herein to the contrary, the Company also may terminate this Agreement and Employee's employment hereunder for any reason whatsoever, upon no less than sixty (60) days prior written notice to Employee. In the event that the Company terminates this Agreement pursuant to the provisions of this Section 7(c)(ii), Employee shall be entitled to receive his salary up to the date of termination set forth in the notice of termination and a severance payment equal to 200% of the total annual salary paid to Employee by the Company and/or TGI during the two calendar years prior to the year of termination (the "Severance Payment"). At the option of the Company, the Severance Payment shall be payable either in a lump sum cash payment or in twenty-four (24) monthly installments commencing on the first day of the month following termination of this Agreement. If for any reason any court determines that any of the restrictions contained in Section 8 hereof are not enforceable, the Company shall have no obligation to pay the Severance Payment or any remaining installment thereof to Employee.

     3. Section 10(a) of the Agreement is deleted in its entirety and the following is substituted therefor:

               "(a) Change in Control Severance Compensation. Within two years following a Change in Control (as defined below), in the event of (i) a material and adverse change in the status or position of Employee as an executive officer of the Company including, without limitation, a material diminution in duties or responsibilities, except in connection with the incapacity of Employee, (ii) the transfer or relocation by the Company of the office of Employee which would require Employee to be based more than 50 miles distant from the location of his office immediately prior to such transfer or relocation, or (iii) the discontinuance of any bonus or incentive compensation plan for which the Company or TGI has determined Employee to be eligible and which represents a material portion of the Employee's annual compensation, Employee shall be entitled to terminate this Agreement and his employment hereunder and receive from the Company a payment equal to 200% of the total annual salary paid to Employee by the Company and/or TGI during the two calendar years prior to the year of termination (the "Change of Control Compensation"). At the option of the Company, the Change in Control Compensation shall be payable either in a lump sum cash payment or in twenty-four (24) monthly installments commencing on the first day of the month following termination of this Agreement. If for any reason any court determines that any of the restrictions contained in Section 8 hereof are not enforceable, the Company shall have no obligation to pay the Change in Control Compensation or any remaining installment thereof to Employee."

     4. Except as expressly provided in this Amendment or as necessary to effectuate its terms, the terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Employee has signed this Amendment to be effective immediately upon execution by each of the parties.

       COMPANY:                                             EMPLOYEE:
TRIAD GUARANTY INSURANCE
       CORPORATION
By:
   -----------------------------------
Name (Printed):                                     ----------------------------
               -----------------------              Darryl W. Thompson
Title:
      --------------------------------              Date:
Date:                                                    -----------------------
     ---------------------------------

                                       2